Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Alpha Compute Corp

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-286961, 333-290827, 333-291341 and 333-291921), Form F-1 (No. 333-275229), and Form S-8 (Nos. 333-289199, 333-275842) of Alpha Compute Corp of our reports dated May 15, 2026 relating to the financial statements of Ga Mee Global Limited for the fiscal years ended December 31, 2025, 2024 and 2023, which reports appear in this Form 6-K of Alpha Compute Corp

MORISON LC PLT

/s/ MORISON LC PLT

Kuala Lumpur, Malaysia

May 27, 2026